Consent of Independent Registered Public Accounting Firm

OFS Capital Corporation
Chicago, Illinois

We hereby consent to the use in the Prospectus, constituting a part of this Registration Statement on Form N-2, Post-Effective Amendment No. 3, of our reports dated March 15, 2019, relating to the consolidated financial statements of OFS Capital Corporation (the “Company”) as of and for the year ended December 31, 2018, and the effectiveness of internal control over financial reporting as of December 31, 2018, which are contained in that Prospectus. We also consent to the use of our report dated March 15, 2019, relating to the information contained under Senior Securities on page 76 of this Registration Statement, which is contained as Exhibit (n)(2) to this Registration Statement

We also consent to the reference to our firm under the captions “Selected Consolidated Financial Data”, “Senior Securities” and “Independent Registered Public Accounting Firm”.

/s/ BDO USA, LLP

Chicago, Illinois
April 23, 2019

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.